Exhibit 10.2

EXECUTION COPY

SUBSCRIPTION AGREEMENT

(this Agreement)

June 6, 2016

Business Development Corporation of America

405 Park Avenue, Floor 3

New York, NY 10022

Attention: Shiloh Bates

BDCA Helvetica Funding, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the Issuer), proposes to issue and sell U.S.$69,474,000 Class A Notes due 2025 (the Notes) pursuant to the Second Amended and Restated Indenture, dated as of June 6, 2016 (as further amended, supplemented or otherwise modified from time to time, the Indenture), between the Issuer and U.S. Bank National Association, as trustee (the Trustee). Capitalized terms used but not defined herein shall have the same meanings given to such terms in the Indenture.

Subject to the terms and conditions set forth herein and in the Indenture, the Issuer proposes to issue and sell the Subject Notes (as defined in Section 1 below) to the undersigned (the Investor), and the Investor proposes to purchase the Subject Notes from the Issuer, on a private placement basis pursuant to an exemption under Section 4(a)(2) of the United States Securities Act of 1933, as amended (the Securities Act).

Delivery of and payment for the Subject Notes issued on the Second Amendment and Restatement Date shall be made in the offices of Freshfields Bruckhaus Deringer US LLP, New York, New York, or at such other place as shall be agreed upon by the Issuer and the Trustee, at 10:00 a.m., New York City time, on or about June 6, 2016 (the Second Amendment and Restatement Date), or at such other time or date, as shall be agreed upon by the Issuer and the Trustee, in accordance with the terms of the Indenture.

The Issuer intends to use the cash proceeds of the Subject Notes to invest in a portfolio of collateral obligations consisting of U.S. dollar denominated Loans.

In connection with the acquisition by the Investor of the Subject Notes, the Investor hereby represents, warrants and agrees as follows (capitalized terms used but not defined herein have the respective meanings given to such terms in the Indenture):

1.	Subscription and Agreement

On the basis of the representations and warranties of the Issuer contained in the Indenture and the agreements contained herein, the Investor, intending to be legally bound, hereby subscribes pursuant to this Agreement to acquire Notes in an aggregate principal amount equal to U.S.$69,474,000 (the Subject Notes) on the Second Amendment and Restatement Date upon which the Issuer issues its Notes, and in connection therewith the Investor shall make a capital contribution on the Second Amendment and Restatement Date to the Issuer, as consideration for the Subject Notes, of Loans having an appraised value of at least U.S.$69,474,000.

2.	Representations

The Investor represents that:

(a)	It is duly formed, validly existing and in good standing under the law of the jurisdiction of its organization.

(b)	It has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and it has taken all necessary action to authorize such execution, delivery and performance, and this Agreement has been duly executed and delivered by the Investor.

(c)	This Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(d)	None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will result in a breach of, or require any consent under, the charter or by-laws (or equivalent constitutional documents) of the Investor, or any applicable law or regulation, or any order, writ, injunction or decree of any governmental authority, or any agreement or instrument to which the Investor is a party or by or to which it is bound or subject, or constitute a default under any such agreement or instrument.

(e)	No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Investor of this Agreement or for the validity or enforceability hereof.

(f)	The Investor has participated in the preparation and negotiation of the Indenture and other Transaction Documents.

(g)	To the best of the Investor’s knowledge, after due inquiry, the information stated herein and in the Indenture and other Transaction Documents is true and correct in all material respects.

(h)	In making its decision to purchase Subject Notes, the Investor has relied solely on the information herein and in the Indenture and other Transaction Documents.

(i)	The Investor is not purchasing the Subject Notes as a result of, or in connection with, any advertisement, article, notice or other communications published in any newspaper, magazine or similar media, or broadcast over television or radio, in each case regarding the Issuer or the Subject Notes, or any seminar or meeting to which the Investor was invited by any general solicitation or general advertising, or any solicitation of a subscription by a person not previously known to the Investor.

(j)	The Investor is not acquiring its interest in the Subject Notes pursuant to an invitation made to the public in the Cayman Islands.

3.	Securities Act Representation

The Investor represents and warrants that (please check one as appropriate):

☒

(A) (i) (a) it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act (an Accredited Investor), (b) it is acquiring the Subject Notes in reliance on an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Regulation D thereunder and (c) it is acquiring the Subject Notes (1) for its own account (and not for the account of any family or other trust, any family member or any other Person), (2) for the account of a trust that is an Accredited Investor and the signatory hereto is the trustee of such trust or (3) for one or more accounts, each of which is an Accredited Investor and the signatory hereto is an agent of each such account with express authority to execute this Agreement on behalf of each such account, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and the Investor has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization; provided that the Issuer acknowledges that the Class A Notes will be sold pursuant to a repurchase transaction entered on the Second Amendment and Restatement Date and (ii) it is a “qualified institutional buyer” as defined in Rule 144A (Rule 144A) under the Securities Act that is neither (a) a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer, nor (b) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan, and it is acquiring the Subject Notes for its own account or for one or more accounts, each of which is a qualified institutional buyer and as to each of which it exercises sole investment discretion;

or

☐	(B) (i) it is a person that is not a “U.S. person” as defined in Regulation S under the Securities Act, (ii) it is acquiring the Subject Notes in reliance on an exemption from registration pursuant to Regulation S and (iii) it is acquiring the Subject Notes for its own account or for one or more accounts, each of which is a non-U.S. person and as to each of which it exercises sole investment discretion.

4.          Investment Company Act Representation (not applicable if Investor has indicated in part 3 above that it is not a “U.S. person” as defined in Regulation S)

(a)	It is (please check one as appropriate):

☒	(i) a “qualified purchaser” for purposes of the United States Investment Company Act of 1940, as amended (the Investment Company Act); or

☐	(ii) a company beneficially owned exclusively by one or more “qualified purchasers” with respect to the Issuer.

(b)	If it has checked (i) in clause (a) above, it has done so because it is (please also check appropriate line on the enclosed signature page):

☐	(i) a natural person who owns not less than $5,000,000 in “investments”, as such term has been defined in (and as the value of such investments are calculated pursuant to) Rule 2a51-1 under the Investment Company Act;

☐	(ii) a company that owns not less than $5,000,000 in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

☐	(iii) a trust that is not covered by clause (ii) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who contributed assets to the trust, is a person described in clause (i), (ii) or (iv); or

☒	(iv) a person, acting for its own account or the accounts of other “qualified purchasers,” who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in “investments”;

(c)	if it has checked (i) or (ii) in clause (a) above and if it (or, in the case of clause (ii) in clause (a) above, any beneficial owner thereof) would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof, (i) all of the beneficial owners of its (or such beneficial owner’s) outstanding securities (other than short-term paper) that acquired such securities on or before April 30, 1996 (“pre-amendment beneficial owners”) have consented to its (or such beneficial owner’s) treatment as a “qualified purchaser” and (ii) all of the pre-amendment beneficial owners of a company that would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof and that directly or indirectly owned any of its (or such beneficial owner’s) outstanding securities (other than short-term paper) have consented to its (or such beneficial owner’s) treatment as a “qualified purchaser”;

(d)

it (or, if it is acquiring the Subject Notes for any other account, each such account or, if it has checked (ii) in clause (a) above, each of its beneficial owners) is not a Flow-Through Investment Vehicle, other than a Qualifying Investment Vehicle. For purposes of this Section 4, (i) “Flow-Through Investment Vehicle” means (A) any entity (I) that would be an investment company but for the exception in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and the amount of whose investment in the Subject Notes exceeds 40% of its total assets (determined on a consolidated basis with its subsidiaries), (II) as to which any Person owning any equity or similar interest in the entity has the ability to control any investment decision of such entity or to determine, on an investment-by-investment basis, the amount of such Person’s contribution to any investment made by such entity, (III) that was organized or reorganized for the specific purpose of acquiring the Subject Notes or (IV) as to which any Person owning an equity or similar interest in which was specifically solicited to make additional capital or similar contributions for the purpose of enabling such entity to purchase the Subject Notes or (B) any contractual arrangement relating only to the Subject Notes pursuant to which a custodian or other securities intermediary agrees to create transferable beneficial interests in such Subject Notes, whether in global or certificated form and (ii) “Qualifying Investment Vehicle” means a Flow-Through Investment Vehicle as to which all of the beneficial owners of any securities issued by the Flow-Through Investment Vehicle have made, and as to which (in accordance with the document pursuant to which the Flow-Through Investment Vehicle was organized or the agreement or other document governing such securities) any transferee of any such security will be deemed to make, to the Issuer and the Trustee each of the representations set forth in the Indenture and herein or in the transfer certificate pursuant to which the Subject Notes were transferred to such Flow-Through Investment Vehicle (in each case, with appropriate modifications to reflect the indirect nature of their interests in the Subject Notes); and

(e)	it understands and agrees that any purported transfer of the Subject Notes to a purchaser that does not comply with the transfer restrictions to be applicable to the Subject Notes shall be void ab initio.

5.         It understands that its entry into this Agreement and any investment in the Subject Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. It has received a copy of the Indenture and other Transaction Documents, has reviewed them or had the opportunity to review them and has reviewed or had the opportunity to review financial and other information concerning the Issuer, the portfolio of Loans and other assets held by the Issuer on the Second Amendment and Restatement Date and to be acquired by the Issuer thereafter (the Portfolio) and the Subject Notes, in each case to the extent it determined necessary or appropriate in order to make an informed investment decision with respect to its entry into this Agreement and any investment in the Subject Notes, including an opportunity (at a reasonable time prior to the Investor’s purchase of the Subject Notes) to ask questions and request information concerning the Issuer, the Portfolio and the Subject Notes. It understands that (i) there is no assurance that the issuance of the Subject Notes on the Second Amendment and Restatement Date will occur and (ii) no market for resale of the Subject Notes exists and the Subject Notes are highly illiquid and are not suitable for short-term trading, that no secondary market will develop and that the Subject Notes are a highly-leveraged investment in a portfolio consisting primarily of loans, which may expose the Subject Notes to disproportionately large losses. Payments on the Subject Notes are not guaranteed, but are dependent on the performance of the Portfolio and other assets or investments held by the Issuer. It understands that, due to the structure of the transaction and the performance of the Portfolio and other assets or investments held by the Issuer, it is possible that payments on the Subject Notes may be deferred, reduced or eliminated entirely. It understands that the holders of the Subject Notes are not entitled to a stated return on their investment and that the Issuer will have no significant assets other than the Portfolio, and payments on the Subject Notes will be payable solely from and to the extent of the available proceeds from the Portfolio and other assets of the Issuer, in accordance with the Priority of Payments established under the Indenture.

6.         It understands the Subject Notes will bear a legend setting forth the restrictions applicable to transfers of Subject Notes (and which are of a type described in the Indenture). It acknowledges that significant restrictions will apply to transfers of Subject Notes (to be set forth in the Indenture), and such restrictions could adversely affect its ability to sell or otherwise dispose of the Subject Notes. It is familiar with the types of such restrictions and confirms that its acquisition of the Subject Notes complies with such restrictions. It understands that any purchaser or other transferee of any Subject Notes from it will be required to comply with such restrictions and that a certificate of such compliance (substantially in the form of the certificate attached as an exhibit to the Indenture) must be delivered in connection with any such sale or transfer of the Subject Notes in certificated form and that any transferee of a beneficial interest in the Subject Notes in the form of a Global Note will be deemed to have made certain representations and warranties with respect to itself and such transfer as described in the Indenture. It confirms that it will provide notice of such restrictions and deemed representations and warranties to any prospective purchaser or other transferee.

7.         It understands that the Subject Notes will be offered only in a transaction not involving any public offering in the Cayman Islands or the United States within the meaning of the Securities Act, the Subject Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Subject Notes, such Subject Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Subject Notes, including (in certain cases) the requirement for written certifications. In particular, it understands that the Subject Notes may be transferred only to (A) a Person that is (i) a “qualified purchaser” (as defined in the Investment Company Act) or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a “qualified purchaser” with respect to the such entity and (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act who purchases such Subject Notes in reliance on an exemption from Securities Act registration provided by Rule 144A thereunder or (B) a person that is not a “U.S. person” as defined in Regulation S under the Securities Act and that is acquiring the Subject Notes in an offshore transaction (as defined in Regulation S thereunder) in reliance on the exemption from registration provided by Regulation S thereunder. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Subject Notes. It understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act. It understands and acknowledges that the Issuer, or, on its behalf, the Collateral Manager, has the right, under the Indenture, to compel any beneficial owner of an interest in the Subject Notes that fails to comply with the foregoing requirements to sell its interest in such Subject Notes, or may sell such interest on behalf of such owner.

8.         In connection with its acquisition of the Subject Notes, it (or if it is acquiring Subject Notes for any other account, each such account) acknowledges and agrees that: (i) none of the Issuer, the Liquidation Agent, the Collateral Manager, the Trustee, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Liquidation Agent, the Collateral Manager, the Trustee, the Collateral Administrator or any of their respective Affiliates; (iii) it has participated in the preparation and negotiation of, and has read and understands, the Indenture and other Transaction Documents; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any investment in the Subject Notes) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Liquidation Agent, the Collateral Manager, the Trustee, the Collateral Administrator or any of their respective Affiliates; (v) it will hold and transfer at least the minimum denomination of such Subject Notes; (vi) it (or if it checked (ii) in Section 3(a) above, each of its beneficial owners) was not formed for the purpose of investing in the Subject Notes and (vii) it is a sophisticated investor and is purchasing the Subject Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks; provided that any purchaser or transferee of Subject Notes, which purchaser or transferee is any of (I) the Collateral Manager, (II) an Affiliate of the Collateral Manager or (III) a fund or account managed by the Collateral Manager (or any of its Affiliates) as to which the Collateral Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (i), (ii) and (iv) above with respect to the Collateral Manager.

9.	It is (please check one as appropriate):

☒	(i) a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed Internal Revenue Service Form W-9 (or applicable successor form) is attached hereto as Schedule A; or

☐	(ii) not a “United States person” within the meaning of Section 7701(a)(30) of the Code, and a properly completed and signed applicable Internal Revenue Service Form W-8 (or applicable successor form) is attached hereto as Schedule A.

It understands and acknowledges that failure to provide the Issuer or the Trustee with the applicable tax certifications or the failure to meet its Noteholder Reporting Obligations may result (among other potential consequences) in withholding or back-up withholding from payments to it in respect of the Subject Notes.

10.       If it is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that it is not purchasing the Subject Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan. It also represents that it is not a member of the public in the Cayman Islands.

11.        It hereby agrees to provide the Issuer and the Trustee (i) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to determine whether it is a specified United States person as defined in Section 1473(3) of the Code (a specified United States person) or a United States owned foreign entity as described in Section 1471(d)(3) of the Code (a United States owned foreign entity), (ii) any additional information that the Issuer or its agent requests in connection with Sections 1471-1474 of the Code and (iii) any information required under the intergovernmental agreement (IGA) between the United States and the Cayman Islands and rules and regulations under applicable Cayman law implementing such IGA. If it is a specified United States person or a United States owned foreign entity, it also hereby agrees to (x) provide the Issuer and the Trustee its name, address, U.S. taxpayer identification number, if it is a United States owned foreign entity, the name, address and taxpayer identification number of each of its “substantial United States owners” (as defined in Section 1473(2) of the Code) and any other information requested by the Issuer or its agent upon request and (y) update any such information provided in clause (x) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. It understands and acknowledges that the Issuer may provide such information (either directly or indirectly in accordance with the IGA) and any other information concerning its investment in the Subject Notes to the U.S. Internal Revenue Service. It understands and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of an interest in the Subject Notes that fails to comply with the foregoing requirements to sell its interest in such Subject Notes, or may sell such interest on behalf of such owner.

12.        (i) ERISA. The Investor hereby represents that (A) for so long as it holds the Subject Notes or an interest therein, the Investor will not be, and will not be acting on behalf of, a Benefit Plan Investor and (B) if the Investor is a governmental, church, non-U.S. or other plan, (1) for so long as it holds such Subject Notes or interest therein it will not be subject to any Similar Law, and (2) its acquisition, holding and disposition of its interest in such Subject Notes will not constitute or result in a violation of any applicable Other Plan Law.

(ii)	Compelled Disposition. The Investor acknowledges and agrees that:

(1)       any purchase or transfer of a beneficial interest in a Subject Note to a Person who cannot satisfy or violates the representation in clause (i) above (any such Person, a Non-Permitted ERISA Holder) shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Trustee and the Note Registrar for all purposes;

(2)       if any Non-Permitted ERISA Holder shall become the beneficial owner of an interest in any Subject Note, the Issuer shall, promptly after discovery by the Issuer that such Person is a Non-Permitted ERISA Holder or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge), if the Trustee makes the discovery and who agrees to notify the Issuer of such discovery, send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Subject Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Subject Notes or an interest therein) within 20 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Subject Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Subject Notes or interest in such Subject Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder (and that is otherwise eligible to hold such Subject Notes or an interest therein) on such terms as the Issuer may choose;

(3)       the Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Subject Notes and sell such Subject Notes to the highest such bidder, provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager or any of its Affiliates shall be entitled to bid in any such sale (to the extent any such entity is not a Non-Permitted ERISA Holder). However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion;

(4)       by its acceptance of an interest in the Subject Notes, the Investor agrees to cooperate with the Issuer to effect such transfers;

(5)       the proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to us; and

(6)       the terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to us as a result of any such sale or the exercise of such discretion.

(iii)	Affected Bank. The Investor represents that it is not (or, if applicable, the entity on whose behalf it is acting is not) an “Affected Bank”. Affected Bank means a “bank” for purposes of Section 881 of the Code or an entity affiliated with such a bank that is not any of the following: (x) a “United States person” within the meaning of Section 7701(a)(30) of the Code, (y) an entity that treats all income from its Subject Notes owned by such Affected Bank as effectively connected with its conduct of a trade or business within the United States (as such terms are used in Section 864(c) of the Code) or (z) entitled to the benefits of an income tax treaty with the United States under which withholding taxes on interest payments made by obligors resident in the United States to such bank are reduced to 0% and is not subject to withholding under Sections 1471-1474 of the Code.

(iv)	Continuing Representation; Reliance. The Investor acknowledges and agrees that the representations contained in this Agreement shall be deemed made on each day from the date it makes such representations through and including the date on which it disposes of all interests in the Subject Notes. It understands and agrees that the information supplied in this Agreement will be used and relied upon by the Issuer and the Trustee to determine that (i) the purchase, holding, or disposition of any Subject Notes will not result in a non-exempt prohibited transaction under ERISA or the Code and will not result in a non-exempt violation of any applicable Other Plan Law, and (ii) no Affected Bank, directly or in conjunction with its affiliates, owns or holds any Subject Notes at any time.

(v)	Further Acknowledgement and Agreement. The Investor acknowledges and agrees that (i) all of the assurances contained in this Agreement are for the benefit of the Issuer, the Trustee, the Liquidation Agent and the Collateral Manager as third party beneficiaries hereof, (ii) copies of this Agreement and any information contained herein may be provided to the Issuer, the Trustee, the Liquidation Agent, the Collateral Manager, affiliates of any of the foregoing parties and to each of the foregoing parties’ respective counsel for purposes of making the determinations described above and (iii) any acquisition or transfer of the Subject Notes by the Investor that is not in accordance with the provisions of this Agreement shall be null and void from the beginning, and of no legal effect.

13.	[Reserved].

14.         To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Subject Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA Patriot Act) and other similar laws or regulations, including, without limitation, requiring each transferee of a Subject Note to make representations to the Issuer in connection with such compliance.

15.       Its representations and agreements set forth in this Agreement are true as of the date of the Investor’s execution of this Agreement and shall be true as of the Second Amendment and Restatement Date. If in any respect such representations and agreements shall not be true as of any date set forth in the preceding sentence, the Investor shall promptly give written notice of such fact to the Issuer and shall specify which representations and agreements are not true and the reasons therefor. It understands that the Issuer and the Trustee will rely upon the accuracy and truth of the foregoing representations in determining, among other things, whether the offering of the Subject Notes meets the conditions specified in Section 4(a)(2) of the Securities Act, and it hereby consents to such reliance.

16.       The Investor agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in the Indenture. Notwithstanding any other provision of this Agreement, all of the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer payable solely as Administrative Expenses from amounts credited to the Expense Account pursuant to Section 10.3(c) of the Indenture and the Equity Contribution Agreement or according to the Priority of Payments, and following the reduction thereof to zero and realization of all other Collateral and application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Issuer hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. The Investor further agrees that, except as so contemplated by Section 10.3(c) of the Indenture and the Equity Contribution Agreement or according to the Priority of Payments, it will not have any recourse against any other asset of the Issuer or against any Officer, director, employee, partner, member, shareholder or incorporator of the Issuer or its Affiliates, successors or assigns for the payment of any amounts payable under this Agreement. It is understood that this Section 16 shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral; or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Subject Notes or secured by the Indenture until such Collateral has been realized. It is further understood that this Section 16 shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Subject Notes or the Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person. The Investor consents to the assignment of this Agreement as provided in the Granting Clause of the Indenture. This Section 16 shall survive the termination of this Agreement.

17.       Notwithstanding anything to the contrary herein or in any other agreement, the Investor agrees not to cause the filing of a petition in bankruptcy or to institute against or join any Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or other similar proceeding under Cayman Islands law, United States law or the laws of any other jurisdiction for any reason whatsoever, including the non-payment to the Investor of any amounts owing to the Investor under this Agreement until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following all such payments in full. Nothing in this Section 17 shall preclude, or be deemed to stop, the Investor from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary proceeding filed or commenced by a Person other than the Investor. This Section 17 shall survive the termination of this Agreement.

18.       This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

Section to be completed by Investor:

Investor’s Name: BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By (please sign):	/s/ James A. Fisher

Name: James A. Fisher
Title: President and COO

Dated:	June 6, 2016

Registered Name: Business Development Corporation of America

Form of Subject Notes (check one):

☐	Regulation S Global Notes

☒	Rule 144A Global Notes

“Investments” owned by Investor (check one):

☐	$5,000,000 to $25,000,000

☒	more than $25,000,000

SUBSCRIPTION AGREEMENT

Taxpayer identification number: 00-0000000

Address for notices:

405 Park Avenue, Floor 3
New York, NY 10022
Attention: Shiloh Bates

Subject Notes to be credited to the following account:

Such account as specified by the Investor in written instructions to the Issuer

SUBSCRIPTION AGREEMENT

ACCEPTED AND AGREED as of the day and year first written above

BDCA HELVETICA FUNDING, LTD.,

By:	/s/ James A. Fisher
Name:	James A. Fisher
Title:	President & COO

SUBSCRIPTION AGREEMENT